                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              BANCWEST CORPORATION

                          (EFFECTIVE DECEMBER 20, 2001)

                                    ARTICLE I

                                  SHAREHOLDERS

               SECTION 1. PLACE OF MEETINGS. - Meetings of the shareholders may be held at such place or places, within or without the State of Delaware, as shall be fixed by the directors and stated in the notice of the meeting.

               SECTION 2. ANNUAL MEETING. - The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed by the directors and stated in the notice of the meeting.

               SECTION 3. NOTICE OF ANNUAL MEETING. - Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

               SECTION 4. SPECIAL MEETINGS. - Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

               SECTION 5. NOTICE OF SPECIAL MEETING. - Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

               SECTION 6. QUORUM. - At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

               SECTION 7. VOTING. - At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in such holder's name.

               SECTION 8. ADJOURNED MEETING. - Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

               SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. - Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.

                                   ARTICLE II

                                    DIRECTORS

               SECTION 1. NUMBER. -- The number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. The directors shall hold office for the term of one year and until their successor or successors is or are elected and shall qualify. The number of directors may be less than three when all of the shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders.

               SECTION 2. POWERS. - The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws.

               In addition to the powers and authorities by these By-Laws expressly conferred upon them, the directors may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

               SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. - Meetings of the Board may be held at any place, either within or outside the State of Delaware, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Delaware General Corporation Law, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board.

               The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board. The Chairman of the Board

(if any) or the President or Secretary may call, and at the request of any two directors, must call a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice personally or by telegraph or cable to each director.

               Any one or more members of the Board or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

               Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action.

               The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

               SECTION 4. VACANCIES, REMOVAL. - Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

               Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

               SECTION 5. COMMITTEES. - The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

                                   ARTICLE III

                                    OFFICERS

               SECTION 1. EXECUTIVE OFFICERS. - The executive officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the directors, who shall hold office during the pleasure of the directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors. Except for the offices of President and Secretary, any two offices or more may be held by one person. Provided, however, when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority (unless the Certificate of Incorporation required a larger vote) of the directors present at a special meeting of directors called for the purpose.

               SECTION 2. OTHER OFFICERS. - The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

               SECTION 3. THE CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

               SECTION 4. THE PRESIDENT. - The President, who may, but need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. While the directors are not in session, he shall have general management and control of the business and affairs of the corporation.

               SECTION 5. THE VICE-PRESIDENT. - The Vice-President, or if there be more than one, the senior Vice President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

               SECTION 6. THE TREASURER. - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the funds on hand all bills, pay-rolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

               SECTION 7. THE SECRETARY. - The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and shall perform all other duties incident to the office of Secretary.

               SECTION 8. SALARIES. - The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                   ARTICLE IV

                                  CAPITAL STOCK

               SECTION 1. FORM AND EXECUTION OF CERTIFICATES. - Certificates of stock shall be in such form as required by the Delaware General Corporation Law and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board (if any) or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

               SECTION 2. TRANSFER. - Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificates for such shares properly assigned for transfer.

               SECTION 3. LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificates.

               SECTION 4. RECORD DATE. - In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

                                    ARTICLE V

                                 INDEMNIFICATION

               SECTION 1.INDEMNIFICATION. - To the extent permitted by Delaware law from time to time in effect, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               SECTION 2.INDEMNIFICATION. - To the extent permitted by Delaware law from time to time in effect, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               SECTION 3. EXPENSES. - To the extent that a present or former director or officer or an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               SECTION 4. AUTHORIZATION OF INDEMNIFICATION PAYMENTS. - Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2 of this Article. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, event though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the corporation) in a written opinion, or (4) by the stockholders.

               SECTION 5. INTERIM REIMBURSEMENT OF EXPENSES. - Expenses incurred by a present or former director or officer of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

               SECTION 6. NON-EXCLUSIVE REMEDY. - The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               SECTION 7. FORMER DIRECTORS, OFFICER, EMPLOYEES AND AGENTS. - The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               SECTION 8. INSURANCE. - The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article or of Section 145 of the General Corporation Law of Delaware, as it may be amended or substituted for.

               SECTION 9. CLAIMS COMMENCED BY INDEMNITEE. - Notwithstanding Sections 1 and 2 of this Article, except as otherwise provided in Section 10 hereof, the corporation shall be required to indemnify an indemnitee in connection with any action, suit or proceeding (or part thereof) commenced by such indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors.

               SECTION 10. ENFORCEMENT BY INDEMNITEE. - If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

               SECTION 11. EFFECT OF REPEAL OR MODIFICATION. - Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VI

                                  MISCELLANEOUS

               SECTION 1. DIVIDENDS. - The directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

               SECTION 2. SEAL - The directors shall provide a suitable corporate seal which shall be in the charge of the Secretary and shall be used as authorized by the By-Laws.

               SECTION 3. FISCAL YEAR. - The fiscal year of the corporation shall be fixed by the directors.

               SECTION 4. CHECKS, NOTES, ETC. - Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the directors.

               The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the directors.

               SECTION 5. NOTICE AND WAIVER OF NOTICE. - Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

               Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation and such notice shall be deemed to have been given on the day of such deposit.

                                   ARTICLE VII

                                   AMENDMENTS

               SECTION 1. BY SHAREHOLDERS. - These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

               SECTION 2. BY DIRECTORS. - The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.